Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Mortgage Investment Corp., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint John R. Erickson, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Form S-11MEF Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

Dated: May 22, 2012	/s/ Malon Wilkus
Malon Wilkus
Chair and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Chair and Chief Executive Officer	May 22, 2012
Malon Wilkus	(Principal Executive Officer)

/s/ John R. Erickson	Director, Chief Financial Officer and Executive	May 22, 2012
John R. Erickson	Vice President (Principal Accounting and Financial Officer)

/s/ Robert M. Couch	Director	May 22, 2012
Robert M. Couch

/s/ Morris A. Davis	Director	May 22, 2012
Morris A. Davis

/s/ Randy E. Dobbs	Director	May 22, 2012
Randy E. Dobbs

/s/ Larry K. Harvey	Director	May 22, 2012
Larry K. Harvey

/s/ Alvin N. Puryear	Director	May 22, 2012
Alvin N. Puryear